Exhibit 99.1

PORTFOLIO EVOLUTION

Inland American

REAL ESTATE TRUST, INC.


LOWE'S
TARGET

2013 THIRD QUARTER FLASH REPORT

Data as of September 30, 2013

PORTFOLIO SUMMARY

Total Assets Undepreciated	$11.3 billion
Total Assets after Depreciation	$9.5 billion
Total Cash	$384 million
Year-to-Date FFO (a)	$351 million
Year-to-Date FFO per share	$0.39
Annualized Distribution Rate	$0.50 a share
Current Annualized Distribution Rate (b)	7.2%
Declared Distributions Since Inception	$2.7 billion
Number of Properties	493 (including 225 held for sale)
Debt	$4.8 billion
Leverage Ratio	45%*

* Based on line of credit covenants.

(a) FFO is a non-GAAP financial measure. Please review our recently filed 10-Q for a reconciliation of the most direct comparable GAAP measure. (b) Yield based on $6.93 estimated share price.

LONG-TERM GOALS

1. Provide our stockholders with a sustainable monthly distribution while maintaining capital preservation
2. Tailoring, expanding, and perfecting our portfolio in 3 asset classes - Retail, Lodging and Student Housing
3. Position our portfolio for optimal stockholder liquidity, through multiple liquidity events

2013 STRATEGY PROGRESS

- On Aug. 9th, we announced we agreed to sell a majority of our net lease assets valued at approximately $2.1 billion. We expect to realize approximately $900 million in cash from the three closings. First closing occurred in late September. The second closing is anticipated at the end of 2013 or early 2014. With a portion of the proceeds from the second closing we are evaluating alternatives to provide liquidity to our stockholders. We also intend to use the proceeds from the transaction to reinvest in high-quality assets within our targeted asset classes and reduce debt.
- Through September, Inland American purchased 15 properties, totaling $832 million, including 8 upper-upscale & luxury hotels, 3 student housing properties and 4 multi-tenant retail centers.
- Including the first closing of the net lease transaction, we have sold properties worth $1.8 billion, including 3 select-service lodging assets and 301 non-core properties.
- In August, we finalized the conventional apartment portfolio sale. The transaction totaled $460 million and will allow us to redeploy $190 million in capital. We sold these assets above our purchase price.

2013 YTD SAME-STORE NET OPERATING INCOME % CHANGE VS. 2012 YTD


10%
6%
2%
-2%
-6%
0.1%
8.6%
4.9%
-5.1%
4.3%
Retail
Lodging
Student Housing
Non-Core
Total

PORTFOLIO EVOLUTION

Inland American

REAL ESTATE TRUST, INC.


LOWE'S
TARGET


Retail
34%
Lodging
37%
Non-Core
8%
Held for
Sale
14%
Student
Housing
7%

*Based on undepreciated (total investment) asset values

RETAIL PROPERTY OVERVIEW

121 Properties · 17.1 Million Square Feet

- Average lease rollover for next 9 years is about 9 percent annually
- Economic occupancy equals 92% for the portfolio
- Rent per square foot increased to $13.59, up 1.9% over the first nine months of 2012.

LODGING PROPERTY OVERVIEW

93 Properties · 18,222 Rooms

- Same-Store average daily rate increased to $141, up 6.8% over the first nine months of 2012
- Same-Store RevPAR up 5.2% over last year
- Occupancy for the first nine months equaled 74%

STUDENT HOUSING PROPERTY OVERVIEW

14 Properties · 8,350 Beds

- Same-Store portfolio is 91% occupied.
- Rent per bed for our entire student housing portfolio increased 7.6% to $725.
- Top 10 student housing owner.

NON-CORE PROPERTY OVERVIEW

40 Properties · 6.8 Million Square Feet

- Same-Store portfolio is 86% occupied.
- Rent per square foot decreased to $15.85, down 0.4% over the first nine months of 2012.

Lodging Portfolio

Hyatt Regency – Santa Clara, CA



Purchased for approximately $93 million, the property is 14-stories and contains 501-rooms.

Lodging Portfolio

Lowes Hotel – New Orleans, LA


LOEWS

Acquired in October 2013 for about $74.5 million, the property contains 285 rooms with luxury amenities. The property also includes 17,000 square feet of meeting space.

Inland American

REAL ESTATE TRUST, INC.

CONTACT
custserv@inland-investments.com
800.826.8228
www.inlandamerican.com

This material is neither an offer to sell nor a solicitation of an offer to buy any security. Consult Inland American's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of the specific risks. The companies depicted in the photographs herein may have proprietary interests in their trade names and trademarks and nothing herein shall be considered to be an endorsement, authorization, or approval of Inland American by the companies. Further, none of these companies are affiliated with the Inland American in any manner. The Inland name and logo are registered trademarks being used under license.